SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 20, 2003

ALLERGAN, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10269	95-1622442
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2525 Dupont Drive Irvine, California	92612 (Zip Code)
(Address of principal executive offices)

(714) 246-4500

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 2. Acquisition or Disposition of Assets
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
SIGNATURES
Exhibit Index
EXHIBIT 2.1
EXHIBIT 99.1

Item 2.	Acquisition or Disposition of Assets

          On November 20, 2003, Allergan, Inc., a Delaware corporation (“Allergan”) completed its previously announced merger (the “Merger”) of Wilson Acquisition, Inc., a California corporation and wholly-owned subsidiary of Allergan (“Merger Sub”) with and into Oculex Pharmaceuticals, Inc., a California corporation (“Oculex”), pursuant to that certain Agreement and Plan of Merger, dated as of October 13, 2003, by and among Allergan, Merger Sub and Oculex (the “Merger Agreement”). As a result of the Merger, Oculex has become a wholly-owned subsidiary of Allergan. Oculex is a specialty pharmaceutical company focused on the commercialization and development of certain intraocular pharmaceuticals and ophthalmic drug delivery systems. The full text of the Merger Agreement is attached hereto as Exhibit 2.1 and incorporated herein by reference.

          Pursuant to the Merger Agreement, Allergan paid approximately $230 million for the Oculex business, less certain post-closing adjustments and before Allergan’s transaction expenses, in an all cash transaction. The aggregate purchase price was determined on an arms-length basis and financed with cash drawn from Allergan’s working capital and through the issuance of approximately $200 million in aggregate principal amount of commercial paper notes (the “Commercial Paper Notes”) issued pursuant to that certain Commercial Paper Dealer Agreement, dated as of October 29, 2003, between Allergan, on the one hand, and Merrill Lynch Money Markets, Inc. and Merrill, Lynch Pierce Fenner & Smith Incorporated, on the other hand. The Commercial Paper Notes were issued in accordance with Section 4(2) of the Securities Act of 1933, as amended.

          Prior to the Merger, Allergan and Oculex had been collaborating pursuant to that certain Collaboration Agreement, dated as of May 17, 2001, between Oculex and Allergan Sales, LLC, a Delaware limited liability company and wholly-owned subsidiary of Allergan (the “Collaboration Agreement”). Allergan and Oculex were specifically collaborating in the development and commercialization of certain proprietary pharmaceutical compounds, formulated with Oculex’s proprietary drug delivery system, for the prevention and treatment of ocular diseases and other conditions affecting the posterior segment of the eye,. In connection with the collaboration, Allergan invested $10 million in Oculex’s Series E Preferred Stock (which was subsequently converted into Series A-1 Preferred Stock) and also loaned Oculex $2.5 million under a secured convertible note. In May 2001, in connection with the Collaboration Agreement, Dr. Lester J. Kaplan, Ph.D., Executive Vice President and President, Research and Development of Allergan, was appointed to Oculex’s Board of Directors.

          On November 20, 2003, Allergan issued a press release announcing the completion of the Merger, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits

     (a) Financial Statements of Business Acquired. In accordance with Item 7(a)(4) of Form 8-K, Allergan will file such financial statements by amendment as soon as practicable, but not later than January 19, 2004.

     (b) Pro Forma Financial Information. In accordance with Item 7(b)(2) of Form 8-K, Allergan will file such pro forma financial information by amendment as soon as practicable, but not later than January 19, 2004.

     (c) Exhibits

2.1	Agreement and Plan of Merger, dated as of October 13, 2003, by and among Allergan, Inc., Wilson Acquisition, Inc. and Oculex Pharmaceuticals, Inc.

99.1	Allergan, Inc. press release dated November 20, 2003.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLERGAN, INC

Date: November 20, 2003	By:	/s/ Douglas S. Ingram

	Name:	Douglas S. Ingram
	Title:	Executive Vice President, General Counsel and Secretary

Exhibit Index

Exhibit	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of October 13, 2003 by and among Allergan, Inc., Wilson Acquisition, Inc. and Oculex Pharmaceuticals, Inc.

99.1	Allergan, Inc. press release dated November 20, 2003.